Exhibit 10.5

FORTINET, INC.
2009 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Fortinet, Inc. 2009 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Participant Name:
Address:
You have been granted an Option to purchase Common Stock of Fortinet, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:
Term/Expiration Date:
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

Shares Vesting *	Vest Type	Begin Vest Date	End Vest Date

!Undefined Bookmark, SHARES_PE		7/6/2014
!Undefined Bookmark, SHARES_PE
* Total shares vesting from “Begin Vest Date” to “End Vest Date.”
Termination Period:
This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant's death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.
By Participant's signature and the signature of the Company's representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A and the Additional Terms and Conditions of Stock Option Grant attached hereto as Exhibit B, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award

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Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	FORTINET, INC.

By

Date	Title

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EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.Grant of Option. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
If designated in the Notice of Grant as a U.S. Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent that it exceeds the US$100,000 rule of Code Section 422(d) it will be treated as a U.S. Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO. Participants employed outside the U.S. will be granted NSOs.

2.Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.Exercise of Option.
(a)    Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant, unless otherwise provided in the Additional Terms and Conditions of Stock Option Grant attached hereto as Exhibit B.
(a)    cash;
(b)    check;
(c)    consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
(d)    for Participants located in the U.S., surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6.Tax Obligations.
(a)    Responsibility for Taxes. Regardless of any action the Company and/or the Participant's employer (the

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“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax‑related items arising out of Participant's participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant's responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant's liability for Tax-Related Items or achieve any particular tax result. Furthermore, if Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from wages or other cash compensation paid to Participant by the Company, the Employer and/or any Subsidiary; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant's behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option.
To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant's participation in the Plan.
Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Particpant's participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of shares if Participant fails to comply with these obligations in connection with the Tax-Related Items.
(b)    Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
(c)    Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant's costs related to such a determination;

7.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees to the following:
(a)    Participant expressly warrants that Participant has received an Option under the Plan and has received, read, and understood a description of the Plan; the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended or terminated by the Company at any time;
(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right

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to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(c)    all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;
(e)    Participant's participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant's employment or relationship as a Service Provider at any time;
(f)    the Option and any Shares subject to the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of Participant's employment or service contract, if any;
(g)    the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;
(h)    the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Parent or Subsidiary of the Company;
(i)    the Option and Participant's participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Parent or Subsidiary of the Company;
(j)    the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant's service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and, in consideration for the grant of the Option, to which Participant is not otherwise entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by signing the Notice of Grant, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(l)    in the event of termination of Participant's service with the Company or the Employer (whether or not in breach of local labor laws), Participant's right to exercise the Option, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Option grant; and
(m)    the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over, or transfer of liability.

9.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant's participation in the Plan or Participant's acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own tax, legal, and financial consultants regarding Participant's participation in the Plan before taking any action related to the Plan.

10.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant's participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant's name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent or Subsidiary of the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data will be transferred to a broker designated by the Company or to any other third party assisting in the implementation, administration and management of the Plan. Participant understands that the recipients of the Personal Data may be located in Participant's country or elsewhere, and that the recipient's country

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may have different data privacy laws and protections than Participant's country.
For Participants located outside of the U.S., Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant's local human resources representative. Participant authorizes the Company, the broker, and any other recipients of Personal Data that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant's participation in the Plan, including any requisite transfer of Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares purchased upon exercise of the Option. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant's participation in the Plan. Participant understands that Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant's local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant's ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Participant understands that he or she may contact Participant's local human resources representative.

11.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, or at such other address as the Company may hereafter designate in writing.

12.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Assuming such compliance, for U.S. income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

15.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

16.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant's consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

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20.Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

21.Governing Law and Venue. This Award Agreement will be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

21.    Language. If Participant has received this Award Agreement or any other document related to the Option and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

22.    Additional Terms and Conditions of Stock Option Grant. Notwithstanding any provisions in the Terms and Conditions of Stock Option Grant, the Option shall be subject to any special terms and conditions set forth in the Additional Terms and Conditions of Stock Option Grant, attached as Exhibit B, for Participant's country. Moreover, if Participant relocates to one of the countries included in the Additional Terms and Conditions of Stock Option Grant, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Additional Terms and Conditions of Stock Option Grant constitute part of this Award Agreement.

23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the Option, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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EXHIBIT B
ADDITIONAL TERMS AND CONDITIONS OF STOCK OPTION GRANT
This Exhibit B includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides in one of the countries listed below. Certain capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan and/or the Terms and Conditions of Stock Option Grant.
This Exhibit B also includes information regarding exchange controls and certain other tax or legal issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of December 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Exhibit B as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that Participant exercises the Option or sell Shares.
In addition, the information contained herein is general in nature and may not apply to Participant's particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant's situation.
Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing, or transfers to a different country after the Date of Grant, the information contained herein may not be applicable to Participant.
Argentina
Securities Law Information
Neither the Option nor the issuance of Shares is offered publicly or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information
Under current regulations adopted by the Argentine Central Bank (the “BCRA”), Participant may purchase and remit foreign currency with a value of up to US$2,000,000 per month out of Argentina for the purpose of acquiring foreign securities, including Shares under the Plan, without prior approval from the BCRA, provided that Participant executes and submits an affidavit to the BCRA confirming that he or she has not exceeded the US$2,000,000 threshold during the relevant month.
Please note that exchange control regulations in Argentina are subject to frequent change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that he or she may have.
Australia
Term/Expiration Date
This section replaces the “Term/Expiration Date” set forth in the Notice of Stock Option Grant.
Due to tax considerations in Australia, the Option will expire on the last trading day on the Nasdaq Global Market on or before the day that is 6 years and 364 days after the Date of Grant.
Right to Exercise
This section supplements the “Right to Exercise” section of the Terms and Conditions of Stock Option Grant.
Due to tax considerations in Australia, Participant may not exercise any portion of the Option unless and until the Fair Market Value (as defined in Section 2(r) of the Plan) per Share underlying the Option equals or exceeds Exercise Price per Share for a certain period of time not to exceed one week pursuant to the procedures established by the Company (i.e., the Company will decide on the period of time for which the Option must be “above water”).
Securities Law Information
If Participant acquires Shares pursuant to this Option and he or she offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.
Austria
Exchange Control Information
If Participant holds Shares purchased under the Plan outside Austria (even if he or she holds them outside of Austria with an

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Austrian bank), Participant understands that he or she must submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” An exemption applies if the value of the securities held outside Austria as of December 31 does not exceed €3,000,000 or the value of the securities as of any quarter does not exceed €30,000,000. If the former threshold is exceeded, annual reporting obligations are imposed, whereas if the latter threshold is exceeded, quarterly reports must be submitted. The annual reporting date is December 31; the deadline for filing the annual report is March 31 of the following year.
When the Shares are sold, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of Participant's cash accounts abroad exceeds €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.” If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply.
Consumer Protection Act Information
Participant understands that he or she may be entitled to revoke the Award Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Award Agreement and the Plan:
(i)    If Participant signs the Award Agreement outside the business premises of the Company, he or she may be entitled to revoke acceptance of the Award Agreement provided that the revocation is made within one week after he or she signs the Award Agreement.
(ii)     The revocation must be in written form to be valid. It is sufficient if Participant returns the Award Agreement to the Company or the Company's representative with language that can be understood as his or her refusal to honor the Award Agreement. It is sufficient if the revocation is sent within one week after Participant signed the Award Agreement.
Belgium
Tax Considerations
The Option must be accepted in writing with the time frame set forth and explained in the separate Country Supplement & Undertaking for Participants in Belgium. Participant should refer to the separate Country Supplement & Undertaking for Participants in Belgium for a more detailed description of the tax consequences of choosing to accept the Option. Participant should also consult a personal tax advisor with respect to accepting the Option and completing the additional forms.
Tax Reporting Information
Participant is required to report any taxable income attributable to the Option on his or her annual tax return. Participant is also required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.
Brazil
Exchange Control Information
If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Please note that the US$100,000 threshold may be changed annually.
Canada
Consent to Receive Information in English for Employees in Quebec
The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Involuntary Termination Terms for Option
In the event of involuntary termination of Participant's employment (whether or not in breach of local labor laws), Participant's right to continued vesting or to exercise the Option, if any, will terminate effective as of the date that is the earlier of: (1) the date Participant receives notice of termination of employment from the Employer, or (2) the date Participant is no longer actively employed by the Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law, and/or common law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Option.
Data Privacy Notice and Consent

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This section supplements the “Data Privacy” section of the Terms and Conditions of Stock Option Grant:
Participant hereby authorizes the Company and the Company's representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes the Employer, the Company, and its Subsidiaries to disclose and discuss such information with their advisors. Participant also authorizes the Employer, Company and its Subsidiaries to record such information and to keep such information in Participant's employee file.
Chile
Securities Law Information
Neither the Company nor the Shares are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.
Exchange Control Information
It is Participant's responsibility to make sure that he or she complies with exchange control requirements in Chile when the value of his or her Option exercise transaction is in excess of US$10,000, regardless of whether Participant exercises his or her Option through a cash exercise or cashless method of exercise.
If Participant uses the cash exercise method to exercise the Option and Participant remits funds in excess of US$10,000 out of Chile, the remittance must be made through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). In such case, Participant must provide to the bank or registered foreign exchange office certain information regarding the remittance of funds (e.g., destination, currency, amount, parties involved, etc.).
If Participant exercises the Option using a cashless exercise method and the aggregate value of the Exercise Price exceeds US$10,000, Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within 10 days of the exercise date.
Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if Participant decides to repatriate such funds, Participant must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If Participant's aggregate investments held outside of Chile exceeds US$5,000,000 (including the investments made under the Plan), Participant must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Please note that exchange control regulations in Chile are subject to change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to exercising the Option or receiving proceeds from the sale of Shares acquired under the Plan.
Annual Tax Reporting Obligation
The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad, which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” If Participant is not a Chilean citizen and has been a resident in Chile for less than three years, Participant is exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website: www.sii.cl.
China
Method of Payment
Notwithstanding any provision to the contrary in the Terms and Conditions of Stock Option Grant, due to stringent exchange controls and securities restrictions in China, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees to Participant in cash. The Company reserves the right to provide Participant with additional methods of paying the Exercise Price depending upon the development of local laws.
Exchange Control Information for Participants who are Chinese Nationals

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Participant understands and agrees that, due to exchange control laws in China, Participant may be required to immediately repatriate the proceeds from the cashless exercise to China. Participant further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Employer, the Company, or any of its Subsidiaries in China and Participant hereby consents and agrees that the proceeds from the cashless exercise may be transferred to such special account prior to being delivered to Participant. Proceeds may be paid to Participant in U.S. dollars or local currency at the Company's discretion. If the proceeds are paid in U.S. dollars, Participant will be required to establish a U.S. dollar bank account in China, so that the proceeds may be deposited into such account. If the proceeds are paid in local currency, the Company is under no obligation to secure any particular foreign currency exchange rate. Participant acknowledges that due to the special account requirement, there may be delays in paying Participant the proceeds and that Participant understands and agrees that he or she will bear the foreign currency exchange rate risk. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Colombia
Exchange Control Information
Investments in assets located abroad (including Shares) are subject to registration with the Bank of the Republic if Participant's aggregate investments held abroad (as of December 31 of the applicable calendar year) equal or exceed US$500,000. If funds are remitted from Colombia through an authorized local financial institution, the authorized financial institution will automatically register the investment. However, if Participant does not remit funds through an authorized financial institution when Participant exercises his or her Option and acquires and holds Shares abroad (i.e., because Participant uses the cashless sell-to-cover method of exercise), then Participant must register the investment (assuming Participant's accumulated financial investments held abroad at the year end are equal to or exceed the equivalent of US$500,000). If Participant uses the cashless sell-all method of exercise, then no registration is required because no funds are remitted from Colombia and no Shares are held abroad.
Costa Rica
There are no country-specific provisions.
Czech Republic
Exchange Control Information
The Czech National Bank may require Participant to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal legal advisor prior to exercising the Option and/or the subsequent sale of Shares to ensure compliance with current regulations. Participant is solely responsible for complying with any applicable Czech exchange control laws.
Egypt
Exchange Control Information
If Participant transfers funds into or out of Egypt in connection with the exercise of the Option, he or she must transfer the funds through a registered bank in Egypt.
Finland
There are no country-specific provisions.
Germany
Exchange Control Information
Cross-border payments in excess of €12,500 must be reported monthly. If Participant uses a German bank to effect a cross-border payment in excess of €12,500 in connection with the exercise of this Option or sale of securities or the payment of dividends related to certain securities, the bank will make the report. In this case, Participant will not have to report the transaction. In addition, Participant must report any receivables or payables or debts in foreign currency exceeding an amount of approximately €5,000,000 on a monthly basis. Finally, Participant must report Shares holding exceeding 10% of the total voting capital of the Company on an annual basis.
Hong Kong
WARNING: The Option and the Shares issued upon exercise do not constitute a public offering of securities under Hong Kong law and are available only to Service Providers of the Company or its Parent, Subsidiaries and Affiliates. The Award Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. In addition, the documents have not been reviewed by any regulatory authority in Hong Kong. The Option is intended

GESDMS/6544036.12

only for the personal use of each eligible Service Provider of the Employer, the Company or any Parent, Subsidiary or Affiliate and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Award Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.
Sale of Shares
If the Option vests within six months of the Date of Grant, Participant agrees that he or she will not exercise the Option and sell the Shares acquired prior to the six-month anniversary of the Date of Grant.
Nature of Scheme
The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
India
Method of Payment
Notwithstanding any provision in the Terms and Conditions of Stock Option Grant, due to exchange control laws that are currently in effect in India, Participant will not be permitted to engage in a “sell to cover” exercise whereby a portion of Shares are sold to cover the Exercise Price, any Tax-Related Items and brokerage fees, and the proceeds are settled in Shares.
Exchange Control Information
Participant should be aware that if Participant remits funds outside of India to purchase Shares, it is Participant's responsibility to comply with exchange control regulations in India. Proceeds from the sale of Shares must be repatriated to India within 90 days of receipt. Participant should obtain a foreign inward remittance certificate from the bank for Participant's records to document compliance with this requirement and submit a copy of the foreign inward remittance certificate to the Employer if requested.
Indonesia
Method of Payment
Notwithstanding any provision in the Terms and Conditions of Stock Option Grant, due to securities laws in Indonesia, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale, less any Tax-Related Items and brokerage fees, to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide Participant with additional methods of paying the aggregate Exercise Price depending upon development of local laws.
Exchange Control Information
If Participant remits proceeds from the cashless exercise of the Option into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Participant must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Participant by the bank through which the transaction is made.
Ireland
Director Notification Obligation
If Participant is a director, shadow director or secretary of the Company's Irish Subsidiary or Affiliate, Participant must notify the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., the Option, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
Israel
Method of Payment
Notwithstanding any provision in the Terms and Conditions of Stock Option Grant, due to tax rules in Israel, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale, less any Tax-Related Items and brokerage fees, to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide Participant with additional methods of paying the aggregate Exercise Price depending upon development of local laws.

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Italy
Method of Payment
Notwithstanding any provision in the Terms and Conditions of Stock Option Agreement, due to securities restrictions in Italy, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale, less any Tax-Related Items and brokerage fees, to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide Participant with additional methods of paying the aggregate Exercise Price depending upon development of local laws.
Data Privacy Consent.
The following provision replaces the “Data Privacy” section of the Terms and Conditions of Stock Option Grant:
Participant hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of Participant's personal data as described herein by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing Participant's participation in the Plan.
Participant understands that his or her Employer, the Company and its Subsidiaries may hold certain personal information about Participant, including, but not limited to, Participant's name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, Shares or directorships held in the Company or its Subsidiaries, details of all options granted, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).
Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant's refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant's ability to participate in the Plan. The Controller of personal data processing is Fortinet, Inc., with registered offices at 1090 Kifer Road, Sunnyvale, CA 94086, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Fortinet Italy, S.r.L, with registered offices at Via del Casale Solaro, 119, 00143 ROMA Italy. Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Participant further understands that the Employer, the Company and/or any of its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant's participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant's participation in the Plan. Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant's consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.
Furthermore, Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant's local human resources representative.
Acknowledgement

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Participant acknowledges that he or she has read and specifically and expressly approves the following sections of the Terms and Conditions of Stock Option Grant: Responsibility for Taxes, Nature of Grant, and Governing Law and Venue, Language, Electronic Delivery, Agreement Severable, Imposition of Other Requirements. In addition, Participant acknowledges that he or she has read and specifically and expressly approves the Data Privacy paragraphs above.
Exchange Control Information.
Participant must report in his or her annual tax return any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars. The reporting must be done on Participant's individual income tax return. Participant is exempt from this reporting obligation if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on Participant's behalf.
Offshore Asset Reporting Obligation
Participant must report in his or her annual tax return any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan or any vested Option) held outside Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. The reporting must be done on Participant's individual income tax return.
Japan
Exchange Control Information
If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares.
In addition, if Participant pays more than ¥30,000,000 in a single transaction for the purchase of Shares when Participant exercises the Option, Participant must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that Participant pays upon a one-time transaction for exercising the Option and purchasing shares exceeds ¥100,000,000, then Participant must file both a Payment Report and a Securities Acquisition Report.
Korea
Exchange Control Information
If Participant remits funds out of Korea to pay the Exercise Price at exercise of the Option, such remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance may need to be submitted to the bank together with the confirmation application: (i) the Notice of Grant and Award Agreement; (ii) the Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the award certificate); and (iv) Participant's certificate of employment. This confirmation is not necessary for cashless exercises because no funds are remitted out of Korea.
Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.
Malaysia
Director Notification Requirements
If Participant is a director of a Malaysian Subsidiary of the Company, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Options, Shares) in the Company or any related company (including when Participant sells Shares acquired pursuant to the exercise of the Option). These notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.
Insider Trading Information
Participant should be aware of the Malaysian insider-trading rules, which may impact Participant's acquisition or disposal of Shares acquired from the exercise of the Option. Under the Malaysian insider-trading rules, Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., Options) when Participant is in possession of information that is not generally available and that Participant knows or should know will have a material effect on the price of Shares once such information is generally available.

GESDMS/6544036.12

Mexico
Labor Law Policy and Acknowledgment
In accepting the grant of the Option, Participant expressly recognizes that Fortinet, Inc., with registered offices at 1090 Kifer Road, Sunnyvale, CA 94086, U.S.A, is solely responsible for the administration of the Plan and that Participant's participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and Fortinet, Inc. since Participant is participating in the Plan on a wholly commercial basis and his or her sole Employer is Fortinet, Inc., located at Rodriguez Saro #615, Col. Del Valle, C.P. 03100, Mexico DF. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and the Employer, Fortinet, Inc., and do not form part of the employment conditions and/or benefits provided by Fortinet, Inc., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant's employment.
Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Fortinet, Inc.; therefore, Fortinet, Inc. reserves the absolute right to amend and/or discontinue Participant's participation at any time without any liability to Participant.
Finally, Participant hereby declares that he or she does not reserve to himself or herself any action or right to bring any claim against Fortinet, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Fortinet, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.
Política Laboral y Reconocimiento/Aceptación
Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Participante expresamente reconoce que Fortinet, Inc., con domicilio registrado ubicado en Sunnyvale, CA, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de las Opciones de Compra de Acciones o Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Participante y Fortinet, Inc., ya que el Participante participa en el Plan en un marco totalmente comercial y su único Patrón lo es Fortinet, Inc. con domicilio en Rodriguez Saro #615, Col. Del Valle, C.P. 03100, México DF, México. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón, Fortinet, Inc. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Fortinet, Inc. y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Fortinet, Inc.; por lo tanto, Fortinet, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.
Finalmente, el Participante por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Fortinet, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a Fortinet, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.
Netherlands
Insider Trading Information
Participant should be aware of Dutch insider trading rules that may impact the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effecting certain transactions if he or she has insider information regarding the Company.
By accepting the grant of the Option and participating in the Plan, Participant acknowledges having read and understood this Insider Trading Information and further acknowledges that it is Participant's responsibility to comply with the following Dutch insider trading rules.
Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a Subsidiary in the Netherlands who has inside information as described herein.
Given the broad scope of the definition of inside information, certain employees of the Company working at a Subsidiary of the Company in the Netherlands (including a Participant in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when Participant had such inside information. If Participant is uncertain whether the insider trading rules apply to him or her, Participant should consult with his or her personal legal advisor.

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New Zealand
Securities Law Acknowledgment
Participant acknowledges that he or she will receive the following documents in connection with the offer to purchase shares at exercise of the Option:

(i)	the Award Agreement, including this Appendix, which sets forth the terms and conditions of the Option;

(ii)
a copy of the Company's Form S-1, which includes the most recent financial report, has been made available to Participant to enable Participant to make informed decisions concerning participation in the Plan; and

(iii)
a copy of the description of the Plan (the “Description”) (i.e., the Company's Form S-8 plan prospectus under the U.S. Securities Act of 1933, as amended), and the Company will provide any attachments or documents incorporated by reference into the Description upon written request. The documents incorporated by reference into the Description are updated periodically. Should Participant request copies of the documents incorporated by reference into the Description, the Company will provide Participant with the most recent documents incorporated by reference.

Peru
No country-specific provisions.
Poland
Exchange Control Information
It is no longer necessary to obtain a foreign exchange permit to participate in the Plan. However, if Participant transfers more than €15,000 out of Poland in connection with the exercise of an Option, Participant must transfer the funds via a bank account. Please note that if Participant uses a cashless method of exercise, this requirement will not apply because no funds will be transferred out of Poland. If Participant acquires Shares through participation in the Plan, Participant must file an annual report with the National Bank of Poland declaring ownership of foreign shares. This report is filed on a special form available on the website of the National Bank of Poland.
Singapore
Securities Law Information
The grant of the Option is being made in reliance on Section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”), under which it is exempt from the prospectus and registration requirements under the SFA.
Director Reporting Requirements
If Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Subsidiary in writing of an interest (e.g., Options, Shares) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Option is exercised), or (iii) becoming a director.
South Africa
Method of Payment
Notwithstanding any provision in the Terms and Conditions of Stock Option Agreement, due to exchange control restrictions in South Africa, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale, less any Tax-Related Items and brokerage fees, to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide Participant with additional methods of paying the aggregate Exercise Price depending upon development of local laws.
Responsibility for Taxes
This section supplements the “Responsibility for Taxes” section of the Terms and Conditions of Stock Option Grant:
In accepting the Option, Participant agrees to notify the Employer of the amount of any gain realized upon exercise of the Option. If Participant fails to advise the Employer of the gain realized upon exercise, he or she may be liable for a fine. Participant will be responsible for paying any difference between the actual tax liability and the amount withheld.
Exchange Control Information
Participant may be required to obtain exchange control approval prior to exercising the Option. Participant is solely responsible

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for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Participant should consult his or her legal advisor prior to the exercise of the Option or sale of Shares acquired at exercise to ensure compliance with current regulations. Neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
Spain
Labor Law Acknowledgment
This section supplements the “Nature of Grant” section of the Terms and Conditions of Stock Option Grant:
In accepting the Option, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, Participant understands that the Option is granted on the assumption and condition that the Option or the Shares acquired upon exercise shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of options shall be null and void.
Exchange Control Information
It is Participant's responsibility to comply with exchange control regulations in Spain. The purchase of Shares must be declared by the purchaser for statistical purposes to the Spanish Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”), of the Ministerio de Economia. If Participant purchases the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for Participant. Otherwise, Participant must make the declaration by filing the appropriate form with the DGPCIE. In addition, Participant must also file a declaration of the ownership of the securities with the Directorate of Foreign Transactions each January while the Shares are owned.
When receiving foreign currency payments derived from the ownership of Shares (i.e., as a result of the sale of the Shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will likely need to provide the institution with the following information: (i) Participant's name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.
If Participant wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, Participant must declare the importation of such securities to the DGPCIE.
Sweden
No country-specific provisions.
Switzerland
Method of Payment
Notwithstanding any provision to the contrary in the Award Agreement, due to restrictions in Switzerland, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale, less any Tax-Related Items and brokerage fees, to Participant in cash. The Company reserves the right to provide Participant with additional methods of paying the Exercise Price depending upon the development of local laws.
Taiwan
Securities Law Information
This offer of the Option and the Shares to be issued pursuant to the Plan is available only for employees of the Company and its Subsidiaries. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.
Exchange Control Information
Participant may acquire foreign currency and remit the same out of Taiwan, up to US$5 million per year without justification. When remitting funds for the purchase of Shares pursuant to the Plan, such remittances should be made through an authorized

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foreign exchange bank. In addition, if Participant remits TWD$500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.
Thailand
Exchange Control Information
It is Participant's responsibility to comply with all exchange control regulations in Thailand. If Participant exercises the Option with cash, Participant may apply directly to a commercial bank in Thailand for approval to remit up to US$1,000,000 per year for the purchase of Shares. If Participant exercises the Option by way of a cashless method of exercise, no application to a commercial bank is required. In addition, Participant is required to immediately repatriate the proceeds from the sale of the Shares acquired pursuant to the exercise of the Option to Thailand. Within the next 360 days after the repatriation date, Participant must deposit the sale proceeds into a foreign currency deposit account or convert them to local currency. If the amount of such sale proceeds is equal to or greater than US$20,000, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form through the bank at which Participant deposits or converts the sale proceeds.
Turkey
Exchange Control Information
Exchange control regulations require Turkish residents to purchase Shares through intermediary financial institutions that are approved under the Capital Market Law (i.e., banks licensed in Turkey). Therefore, if Participant uses cash to exercise the Option, the funds must be remitted through a bank or other financial institution licensed in Turkey. A wire transfer of funds by a Turkish bank will satisfy this requirement. This requirement does not apply to cashless exercises, as no funds leave Turkey.
United Arab Emirates
Securities Law Information
The Plan is only being offered to eligible Service Providers and is in the nature of providing equity incentives to eligible Service Providers of the Company's Subsidiary in the United Arab Emirates.
United Kingdom
Joint Election
As a condition of participation in the Plan and the exercise of the Option, Participant agrees to accept any liability for secondary Class 1 national insurance contributions that may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company, the form of such joint election being formally approved by Her Majesty's Revenue & Customs (“HMRC”) (the “Joint Election”), and any other required consent or election. Participant further agrees to execute such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in “Responsibility for Taxes” section of the Terms and Conditions of Stock Option Grant.
If Participant does not enter into a Joint Election prior to exercise of the Option, he or she will not be entitled to exercise the Option unless and until he or she enters into a Joint Election and no Shares will be issued to Participant under the Plan, without any liability to the Company and/or the Employer.
Tax Obligations/Withholding Authorization
This section supplements the “Responsibility for Taxes” section of the Terms and Conditions of Stock Option Grant.
If payment or withholding of the Tax-Related Items (including the Employer NICs) is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a loan owed by Participant to the Employer, effective as of the Due Date. Participant agrees that the loan will bear interest at the then-current official rate of HMRC, it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the “Responsibility for Taxes” section of the Terms and Conditions of Stock Option Grant. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the Tax-Related Items. In the event that Participant is a director or executive officer and Tax-Related Items are not collected from or paid by him or her by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and NICs (including the Employer NICs) will be payable. Participant will be responsible for reporting any income tax and NICs (including the Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.

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In addition, the Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from the relevant tax authorities.

GESDMS/6544036.12

EXHIBIT C
FORTINET, INC.
2009 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Fortinet, Inc.
1090 Kifer Road, Sunnyvale, CA 94086
Attention: Stock Administration
Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Fortinet, Inc. (the “Company”) under and pursuant to the 2009 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated ________ (the “Award Agreement”). The purchase price for the Shares will be $_____________, as required by the Award Agreement.
Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required Tax-Related Items to be paid in connection with the exercise of the Option.
Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.
No Advice Regarding Grant. Purchaser understands that Purchaser may suffer adverse tax or financial consequences as a result of Purchaser's purchase or disposition of the Shares. Further, the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Purchaser's participation in the Plan or Purchaser's acquisition or sale of the underlying Shares. Purchaser represents that Purchaser has consulted with any tax, legal, or financial consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares, and that Purchaser is not relying on the Company for any such advice.
Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by:	Accepted by:

PURCHASER:	FORTINET, Inc

Signature	By

Print Name	Title

Address:

Date Received

GESDMS/6544036.12

FORTINET, INC.
2009 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
FOR OPTIONEES IN FRANCE
Unless otherwise defined herein, the terms defined in the Fortinet, Inc. 2009 Equity Incentive Plan (the “U.S. Plan”) and the Rules of the Fortinet, Inc. 2009 Equity Incentive Plan for the Grant of Stock Options to Optionees in France (the “French Plan,” and in conjunction with the U.S. Plan, the “Plan”) will have the same defined meanings in this Stock Option Award Agreement for Optionees in France (the “Award Agreement”). To the extent that any term is defined in both the U.S. Plan and the French Plan, for purposes of this grant of a French-qualified Option, the definitions in the French Plan shall prevail.
II.    NOTICE OF STOCK OPTION GRANT

Optionee Name:
Address:
You have been granted an Option to purchase Common Stock of Fortinet, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:	Stock Option intending to comply with the requirements to obtain favorable French tax treatment
Term/Expiration Date:
Sale Restriction:
The Shares issued upon exercise of this Option may not be sold or otherwise transferred until the fourth (4th) anniversary of the Effective Grant Date (with a maximum restriction on sale of three (3) years from the date the Option is exercised) or such other date as may be required to comply with the applicable holding period for French-qualified Options, except as set out in the “Termination Period” provision below or as otherwise permitted under French law.
Vesting Schedule:
So long as the Optionee is an Employee or corporate officer of the Company or any Parent or Subsidiary of the Company, this Option may be exercised, in whole or in part, in accordance with the following schedule, subject to any acceleration provisions contained in the Plan or set forth below:

Shares Vesting *	Vest Type	Begin Vest Date	End Vest Date

—		10/11/2014
—
* Total shares vesting from “Begin Vest Date” to “End Vest Date.”
Regardless of any provisions to the contrary in this Award Agreement or in the Plan, no Shares subject to the Option shall vest until the first anniversary date of the Effective Grant Date (the “Anniversary Date”), except in the event of death of the Optionee.

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Termination Period:
(a)This Option may be exercised, to the extent it is then vested, for up to three months after the Optionee ceases to be an Employee or a corporate officer of the Company or any Parent or Subsidiary of the Company. The restriction on the sale of Shares described in Section 6 of this Award Agreement will continue to apply even in case of termination of the Optionee unless the termination is due to dismissal or forced retirement according to the conditions of Section 91 ter of the Annex II of the French tax Code and as construed by the applicable guidelines. Notwithstanding the foregoing, upon death of the Optionee, this Option may be exercised in accordance with Section 7 of the French Plan. In the event the Optionee ceases to be an Employee or a corporate officer of the Company or any Parent or Subsidiary by reason of Disability (as defined under the French Plan), this Option may be exercised, to the extent it is then vested, for up to one year after the Optionee ceases to be an Employee or a corporate officer. Further, should the Optionee cease to be an Employee or a corporate officer of the Company or any Parent or Subsidiary by reason of death or Disability (as defined under the French Plan), the restriction on the sale of Shares described in Section 6 of the Award Agreement will not apply to the Shares acquired upon exercise of the Option, provided all required conditions are satisfied. In no event shall this Option be exercised after the Term/Expiration Date as provided above, except in the event of the Optionee's death. In the event of death, Optionee's heirs or beneficiaries will have six (6) months to exercise the Option.
By the Optionee's signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, including the French Plan, and this Award Agreement, including the Terms and Conditions of Stock Option Grant for Optionees in France attached hereto as Exhibit A, all of which are made a part of this document. The Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	FORTINET, INC.

Date

GESDMS/6544036.12

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
FOR OPTIONEES IN FRANCE
1.Grant of Option. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Optionee”), as of the Effective Grant Date, an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan (including the French Plan), which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail. The Optionee understands and agrees that the Option is offered subject to and in accordance with the terms of the Plan (which includes the U.S. Plan and the French Plan), and the Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in this Award Agreement.

This Option is intended to be a French-qualified Option that qualifies for the favorable tax and social security regime in France, as set forth in the French Plan. Certain events may affect the status of the Option as a French-qualified Option, and the Option may be disqualified in the future. The Company does not make any undertakings or representation to maintain the qualified status of the French-qualified Option during the life of the Option, and the Optionee will not be entitled to any damages if the Option no longer qualifies as a French-qualified Option.

2.Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in the Optionee in accordance with any of the provisions of this Award Agreement, unless the Optionee will have been continuously an Employee or a corporate officer from the Effective Date of Grant until the date such vesting occurs.

3.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.Exercise of Option.
(a)    Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by the Optionee and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of the Optionee.
(a)    cash;

(b)    check;

(c)    consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan if such exercise occurs after the Sale Restriction described in the “Restriction on Sale of Shares” section below is no longer applicable.

6.Restriction on Sale of Shares.
(a)    After issuance of the Shares to the Optionee upon exercise of the Option, the Optionee will not be permitted to sell, transfer, or assign the Shares until the fourth (4th) anniversary of the Effective Grant Date, or such other date as is required to comply with the applicable compulsory holding period for French-qualified options set forth by Section 163 bis C of the French Tax Code. The restriction on the sale of Shares described in this “Restriction on Sale of Shares” section of the Award

GESDMS/6544036.12

Agreement will continue to apply even in case of termination of the Optionee unless the termination is due to death or Disability (as defined under the French Plan) of the Optionee or is due to dismissal or forced retirement according to the conditions set forth in Section 91 ter of the Annex II of the French tax Code and as construed by the applicable guidelines. In no event will the restriction on the sale of the Shares exceed a period of three (3) years from the date the Option is exercised. If the holding period applicable to Shares underlying the French-qualified Option is not met, this Option may not receive favorable tax and social security treatment under French law. In this case, the Optionee accepts and agrees that he or she will be responsible for paying personal income tax and his or her portion of social security contributions resulting from exercise of the Option.
(b)    At the Company's discretion, the share certificates for all Shares subject to the French-qualified Option may bear a legend setting forth the restriction on sale for the time period set out in this Section 6. In addition, the share certificates may be held until the expiration of the holding period, at the Company's discretion, either (a) by the Company, (b) by a transfer agent designated by the Company, (c) in an account in the name of the Optionee with a broker designated by the Company, or (d) in such manner as the Company may otherwise determine in compliance with French law.

7.Responsibility for Taxes. Regardless of any action the Company and/or the Optionee's employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax‑related items arising out of the Optionee's participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee's responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Optionee further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise, and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee's liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, the Optionee shall pay or make arrangements satisfactory to the Company and/or the Employer within the limits set forth by French law to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from wages or other cash compensation paid to the Optionee by the Company, the Employer and/or any Subsidiary; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee's behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option. The Optionee acknowledges and agrees that if Tax-Related Items are satisfied by withholding from the proceeds of the sale of the Shares and the amount withheld is in excess of the amount due, the Company and/or the Employer will refund the excess amount to the Optionee as soon as administratively practicable and without interest.
To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee's participation in the Plan.
The Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant's participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of shares if the Optionee fails to comply with these obligations in connection with the Tax-Related Items.

8.Rights as Stockholder. Neither the Optionee nor any person claiming under or through the Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Optionee. After such issuance, recordation and delivery, the Optionee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees to the following:
(a)    the Optionee expressly warrants that the Optionee has received, read, and understood a description of the Plan; the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended or

GESDMS/6544036.12

terminated by the Company at any time;
(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(c)    all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d)    the Optionee is voluntarily participating in the Plan;
(e)    the Optionee's participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Optionee's employment or relationship as an employee or a corporate officer at any time;
(f)    the Option and any Shares subject to the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Optionee's employment or service contract, if any;
(g)    the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;
(h)    the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Parent or Subsidiary of the Company;
(i)    the Option and the Optionee's participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Parent or Subsidiary of the Company;
(j)    the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant's service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and, in consideration for the grant of the Option, to which Participant is not otherwise entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by signing the Notice of Grant, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(l)    in the event of termination of the Optionee's service with the Company or the Employer, the Optionee's right to exercise the Option, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option grant; and
(m)    the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over, or transfer of liability.

10.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Optionee's participation in the Plan or the Optionee's acquisition or sale of the underlying Shares. The Optionee is hereby advised to consult with his or her own tax, legal, and financial consultants regarding the Optionee's participation in the Plan before taking any action related to the Plan.

11.Data Privacy. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee's personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing the Optionee's participation in the Plan.

GESDMS/6544036.12

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee's name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent or Subsidiary of the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee's favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).
The Optionee understands that Personal Data will be transferred to a broker designated by the Company or to any other third party assisting in the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Personal Data may be located in the Optionee's country, outside the European Union, or elsewhere, and that the recipient's country may have different data privacy laws and protections than the Optionee's country. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Optionee's local human resources representative. The Optionee authorizes the Company, the broker, and any other recipients of Personal Data that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee's participation in the Plan, including any requisite transfer of Personal Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares purchased upon exercise of the Option. The Optionee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Optionee's participation in the Plan. The Optionee understands that the Optionee may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee's local human resources representative. The Optionee understands that refusal or withdrawal of consent may affect the Optionee's ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the Optionee's local human resources representative.

12.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, or at such other address as the Company may hereafter designate in writing.

13.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

14.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Optionee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

16.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan, including the French Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

17.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Optionee, the Company, and all other interested persons. No member of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or request the Optionee's

GESDMS/6544036.12

consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

21.Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Optionee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

22.Governing Law and Venue. This Award Agreement will be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

23.Language. If the Optionee has received this Award Agreement or any other document related to the Option and/or the Plan translated into French, and if the meaning of the French version is different from the English version, the English version will control.

24.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee's participation in the Plan, on the Option, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25. Language Consent. By signing and returning or by otherwise accepting this Award Agreement, the Optionee confirms having read and understood the documents relating to this Option (i.e., the U.S. Plan, the French Plan, and this Award Agreement) which were provided in the English language. The Optionee accordingly accepts the terms of those documents.
Consentement à La Langue. En signant et renvoyant cette 'Accord, ou par acceptant autrement l'Accord, le Titulaire de l'Option confirme ainsi avoir lu et compris les documents relatifs à l'Option de Souscription, (c'est-à-dire, Le Plan, Le Plan pour la France et cette Accord) qui ont été fournis en langue anglaise. Le Titulaire de l'Option en accepte les termes de ces documents en connaissance de cause.

GESDMS/6544036.12

EXHIBIT B
FORTINET, INC.
2009 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
FOR OPTIONEES IN FRANCE
Fortinet, Inc.
1090 Kifer Road, Sunnyvale, CA 94086
Attention: Stock Administration

Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Fortinet, Inc. (the “Company”) under and pursuant to the 2009 Equity Incentive Plan (the “U.S. Plan”), the Rules of the Fortinet, Inc. 2009 Equity Incentive Plan for the Grant of Stock Options to Optionees in France (the “French Plan,” and in conjunction with the U.S. Plan, the “Plan”), and the Stock Option Award Agreement dated ________ (the “Award Agreement”). The purchase price for the Shares will be $_____________, as required by the Award Agreement.
Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required Tax-Related Items to be paid in connection with the exercise of the Option.
Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read, and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.
No Advice Regarding Grant. Purchaser understands that Purchaser may suffer adverse tax or financial consequences as a result of Purchaser's purchase or disposition of the Shares. Further, the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Purchaser's participation in the Plan or Purchaser's acquisition or sale of the underlying Shares. Purchaser represents that Purchaser has consulted with any tax, legal, or financial consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares, and that Purchaser is not relying on the Company for any such advice.
Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

GESDMS/6544036.12

Submitted by:	Accepted by:

PURCHASER:	FORTINET, Inc

Signature	By

Print Name	Title

Address:

Date Received

GESDMS/6544036.12